Exhibit 10.10

SUMMARY OF COMPENSATION FOR
THE BOARD OF TRUSTEES OF
RAMCO-GERSHENSON PROPERTIES TRUST

Annual Cash Retainer:

Non-Employee Trustees: $3,750 each quarter (paid in advance)

Additional Cash Retainer:

Lead Trustee: $6,250 each quarter (paid in advance)

Audit Committee Chair: $10,000*

Audit Committee Members: $5,000*

Executive Committee Members: $2,500*

Annual Equity Retainer:

Non-Employee Trustees. Grant of 2,000 shares of restricted stock, vesting over three years (grant made on June 30th or, if not a business day, the business day prior to June 30th)

Meeting Attendance Fees:

Non-Employee Trustees. $1,500 per meeting attended in person or $500 per meeting attended via telephone (paid shortly after meeting).

Other:

The Trust reimburses all trustees for all expenses incurred in connection with attending any meetings or performing their duties as trustees.

Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board of Trustees or any committees thereof.

*  Payment is subject to attendance by the trustee at 75% or more of the applicable Committee meetings during the applicable calendar year.